UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 South Henry Street, Suite 100 Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The Nasdaq Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The Nasdaq Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The Nasdaq Stock Market LLC

8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 12, 2025, Sotherly Hotels Inc., a Maryland corporation (the “Company”) received a notification letter from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had been granted an additional 180 days, or until February 9, 2026 (the “Second Compliance Period”), to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period. In order to be eligible to receive the Second Compliance Period, the Company applied to have its common stock (the “Common Stock”) transferred from the Nasdaq Global Select Market to the Nasdaq Capital Market. In connection with the grant of the Second Compliance Period, the application was approved and the Common Stock will move to the Nasdaq Capital Market effective at the opening of business on August 14, 2025.

As previously disclosed by the Company in a Current Report on Form 8-K filed on February 14, 2025, the Company received a notification letter from the Staff notifying the Company that, because the closing bid price for the Common Stock listed on the Nasdaq Global Select Market was below $1.00 for 30 consecutive business days, the Company no longer met the Minimum Bid Price Requirement.

If at any time before February 9, 2026, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance, subject to the Staff’s discretion to extend the minimum bid price compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Second Compliance Period, the Common Stock will become subject to delisting. In the event that the Company receives notice that the Common Stock is being delisted, the Nasdaq listing rules permit the Company to appeal a delisting determination by the Staff to a hearings panel.

The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Select Market, and the Company’s Common Stock will continue to be listed and traded under the symbol “SOHO.”

The Company intends to continue to monitor the closing bid price of the Common Stock between now and February 9, 2026, and will consider available options to regain compliance with the Minimum Bid Price Requirement, including effecting a reverse stock split, if necessary. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 13, 2025	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer